Exhibit 99.1

Calix, Inc. Announces Appointment of Michael Matthews to the

Board of Directors and Resignation of Michael Marks from the Board of Directors

PETALUMA, Calif., December 8, 2010 – Calix, Inc. (NYSE:CALX) today announced the appointment of Michael Matthews of Nokia Siemens Networks to its Board of Directors, effective December 7, 2010. Michael’s appointment fills an existing vacancy on the Calix Board of Directors.

“We are delighted to welcome Michael Matthews to our Board of Directors,” said Carl Russo, president and chief executive officer of Calix. “Michael brings nearly 30 years of experience in the technology industry as an executive and business leader. We believe his wide range of experience in both wireline and wireless telecommunications, hardware and software and his strong background in technology innovation will bring significant perspective and add tremendous value to Calix as we continue to grow our business and increase long-term value for our stockholders.”

Michael is currently head of strategy and business development at Nokia Siemens Networks. He also directs that company’s strategic planning and investments, mergers and acquisitions program and strategic alliances and partnerships. Mr. Matthews was previously chief marketing officer at Amdocs Inc. and the executive vice president, sales and marketing, and an integral part of the start-up team at Groove Networks. Prior to this, he served in leadership positions across technology companies such as Platinum Technology, Sterling Software, and Digital Equipment Corporation in the United States and Australia. Mr. Matthews has a degree in Civil Engineering from the University of Queensland, Australia.

Calix today also announced that Michael Marks had tendered his resignation from the Calix Board of Directors, effective December 7, 2010.

“On behalf of the entire Board of Directors, I thank Michael Marks for his many contributions to Calix’s success,” said Don Listwin, chairman of the Calix Board of Directors. “We wish Michael the very best and thank him for his tremendous support of the Company.”

Michael Marks served as a member of the Calix Board of Directors since August 2009.

About Calix

Calix is a leading North American provider of broadband communications access systems and software for fiber- and copper- based network architectures that enable communications service providers to connect to their residential and business subscribers. Calix enables communications service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. The Calix Unified Access Portfolio helps these companies to transform their legacy and mixed protocol access networks to fiber and Ethernet. Calix has shipped over seven million ports of its Unified Access Infrastructure portfolio to more than 600 North American and international customers, whose networks serve over 40 million subscriber lines in total. For more information, visit the Calix website at http://www.calix.com.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You are cautioned not to place undue reliance on these forward-looking statements, which are based on management’s expectations, estimates and judgment and current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. All forward-looking statements are made as of the date of this release, and except as required by law, the Company does not intend, and undertake no duty, to update this information to reflect new information, future events or circumstances or otherwise. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

For more information, contact:

Investor Relations:

Carolyn Bass

415-445-3232

carolyn.bass@calix.com

Press Inquiries:

Catherine Koo

415-992-4400

calix@lewispr.com

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